Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Ginkgo Bioworks Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration of Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rules 457(c) and 457(f)	123,035,332(2)	N/A	$310,972,839.44(3)	.0000927	$28,827.19	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$310,972,839.44		$28,827.19

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$28,827.19

(1)

This registration statement relates to the registration of the maximum number of shares of Class A common stock, par value $0.0001 per share, of Ginkgo Bioworks Holdings, Inc. (“Ginkgo Class A Common Stock”) estimated to be issuable pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated July 24, 2022 (the “Merger Agreement”), by and among Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Ginkgo”), Zymergen Inc., a Delaware public benefit corporation (“Zymergen”), and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Ginkgo (“Merger Sub”), pursuant to which Merger Sub will merge with and into Zymergen, with Zymergen continuing as the surviving corporation (the “Merger”).

(2)

The number of shares of Ginkgo Class A Common Stock registered is based on an estimate that consists of (a) the sum of (i) 104,313,669 shares of common stock, par value $0.001 per share, of Zymergen (“Zymergen Common Stock”), which is the estimated maximum number of shares of Zymergen Common Stock that are expected to be outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”), (ii) 6,922,234 shares of Zymergen Common Stock, which is the estimated maximum number of shares of Zymergen Common Stock subject to options to purchase shares of Zymergen Common Stock that are expected to be outstanding, whether vested or unvested, as of immediately prior to the Effective Time, (iii) 21,384,138 shares of Zymergen Common Stock, which is the estimated maximum number of shares of Zymergen Common Stock underlying Zymergen’s restricted stock units that are expected to be outstanding and vested as of immediately prior to the Effective Time, and (iv) 1,419,976 shares of Zymergen Common Stock, which is the estimated maximum number of shares of Zymergen Common Stock that may be issued under Zymergen’s employee stock purchase plan prior to the Effective Time, multiplied by (b) the exchange ratio of 0.9179 of a share of Ginkgo Class A Common Stock for each share of Zymergen Common Stock. In accordance with Rule 416, this registration statement also covers an indeterminate number of additional shares of Ginkgo Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rule 457(f)(1) and 457(c) of the Securities Act. The proposed maximum aggregate offering price of the securities being registered was calculated based on (a) 134,040,017 shares of Zymergen Common Stock, which is the estimated maximum number of shares of Zymergen Common Stock that may be cancelled and exchanged in the transactions contemplated by the Merger Agreement, as described in footnote (2) above multiplied by (b) $2.32, which is the average of the high and low prices of Zymergen Common Stock as reported on the Nasdaq Global Select Market on August 30, 2022.